UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 21, 2013 (May 20, 2013)

INVESTMENT TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32722	95-2848406
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

380 Madison Avenue
New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 588-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01                   Other Events

On May 20, 2013, the Board of Directors of Investment Technology Group, Inc. (“ITG”) authorized the repurchase of an additional 4.0 million of its outstanding shares of common stock, adding to the 0.7 million shares available at March 31, 2013. Any future share repurchases will be made on the open market or in privately negotiated transactions. The timing and number of shares repurchased will be dependent on a variety of factors, including share price, corporate and regulatory requirements and market and business conditions.

ITG resumed its current share repurchase activity in the first quarter of 2010.  From January 1, 2010 through March 31, 2013, the firm has repurchased 9.3 million shares for $121.6 million, including 748,100 shares in the first quarter of 2013 for $9.0 million.  This repurchase activity has resulted in a decrease in shares outstanding, net of new issuances, of 15%.  At March 31, 2013, ITG had 37,211,827 million shares outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.

	By:	/s/ P. Mats Goebels
P. Mats Goebels
Managing Director, General Counsel and Duly Authorized Signatory of Registrant

Dated: May 21, 2013